Exhibit 99.1

Karuna Therapeutics Appoints Denice Torres, J.D., to its Board of Directors

BOSTON—DECEMBER 22, 2020— Karuna Therapeutics, Inc. (NASDAQ: KRTX), an innovative clinical-stage biopharmaceutical company committed to developing novel therapies with the potential to transform the lives of people with disabling and potentially fatal neuropsychiatric disorders, today announced the appointment of Denice Torres, J.D., to its Board of Directors effective December 22, 2020.

“Denice is a highly respected leader with an exceptional ability to visualize and achieve operational success by identifying inherent strengths within organizations and fostering diverse and collaborative cultures,” said Steve Paul, M.D., chief executive officer, president and chairman of Karuna Therapeutics. “Her expertise in leading companies through significant periods of change and growth will be invaluable as we enter this next stage in our evolution as a late-stage clinical biotech company following the recent initiation of our Phase 3 program. We look forward to Denice’s contributions as we work towards our goal to develop and deliver meaningful treatment options for people living with disabling and potentially fatal neuropsychiatric disorders.”

“I’m truly pleased to join Karuna’s board, particularly during this important inflection point for the company,” said Ms. Torres. “The most successful organizations are those that are not only purpose-driven, but also leverage multidimensional thinking. Karuna exemplifies these qualities through their innovative approach to drug development, and their passionate team driven to deliver non-incremental advances in treatments for those living with severe neuropsychiatric disorders. I look forward to applying my leadership and commercial experience as Karuna enters this next period of growth, and contributing to the Company’s efforts to deliver impactful medicines for those affected by psychiatric and neurological conditions.”

Ms. Torres brings more than 25 years of healthcare and pharmaceutical experience, most recently serving as the Chief Strategy and Business Transformation Officer for the Medical Device division of Johnson & Johnson. Ms. Torres held several leadership positions at Johnson & Johnson prior to this role, including President of McNeil Consumer Healthcare and President of Janssen Pharmaceuticals, CNS, among others. Before joining Johnson & Johnson, she held senior commercial leadership roles at Eli Lilly, including head of U.S. Women’s Health, Global Neuroscience, and Growth Hormone. Ms. Torres has received numerous awards, including Healthcare Businesswomen’s Association Woman of the Year, Johnson & Johnson Working Mother of the Year and the Johnson & Johnson H.O.N.O.R. Special Recognition Leadership Award for her work in diversity and inclusion.

Following her career in the healthcare industry, Ms. Torres founded The Ignited Company, a change management consulting firm focused, and The Mentoring Place, a community-based platform that serves to help women navigate and grow their careers through educational courses and a mentorship program with top women executives and entrepreneurs.

Ms. Torres serves on the Board of Directors of bluebird bio and National Resilience, Inc. She holds a B.S. in Psychology from Ball State, MBA from University of Michigan, and J.D. Law from Indiana University.

About Karuna

Karuna is a clinical-stage biopharmaceutical company committed to developing and delivering first-in-class therapies with the potential to transform the lives of people with CNS disorders – which remain among the most disabling and potentially fatal disorders worldwide. Galvanized by the understanding that today’s neuropsychiatric patients deserve better, Karuna’s mission is to harness the untapped potential of the brain’s complex biology in pursuit of novel therapeutic pathways that will advance the standard of care. For more information, please visit karunatx.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about the timing of advancing of our planned clinical trials and regulatory filings, our goals to develop and commercialize our product candidates, our identification of additional product candidates, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to obtain necessary funding, our ability to generate positive clinical trial results for our product candidates, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, risks relating to business interruptions resulting from the coronavirus (COVID-19) pandemic, and other risks set forth under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Contact

Alexis Smith

518-338-8990

asmith@karunatx.com